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                                   EXHIBIT 10.14

                                 HENRY M. ZACHS
                               40 WOODLAND STREET
                           HARTFORD, CONNECTICUT 06103

                                 March 10, 1999

ZipLink, LLC
900 Chelmsford Street
Lowell, Massachusetts 01851

Gentlemen:

     I agree to provide for the benefit of ZipLink, LLC or its successor, a guarantee of $10 million of secured loans from an institutional lender acceptable to me. This guarantee will expire at the earliest of an initial public offering of at least $30 million or January 1, 2000.

     Arthur Anderson LLP may rely upon this letter in connection with the issuance of its opinion on the financial statements of ZipLink, LLC. No other person or entity may rely upon this letter without my written consent.

                           Sincerely,

                           s/ Henry M. Zachs

                           Henry M. Zachs